EXHIBIT 31.2

CERTIFICATIONS

I, David Cross, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of International Tower Hill Mines Ltd.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 31, 2019	By:	/s/ David Cross
David Cross
Chief Financial Officer
(Principal Financial and Accounting Officer)